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                                                                       EXHIBIT 5

                       LETTERHEAD OF GORDON S. CALDER, JR.


                                               September 16, 1996



Bankers Trust New York Corporation
1 Bankers Trust Plaza
130 Liberty Street
New York, NY  10006

Dear Sirs:

          I am Managing Director and Counsel of Bankers Trust Company, a subsidiary of Bankers Trust New York Corporation, a New York corporation (the "Company"). In connection with the proposed filing with the Securities and Exchange Commission expected to be made by the Company on the date hereof under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") for the purpose of registering $30,000,000 of Deferred Compensation Obligations which represent unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Coinvestment Plan for the Finance Group (the "Plan"), I have examined the Restated Certificate of Incorporation and By-Laws of the Company, the Plan, and such other documents of the Company as I have deemed necessary or appropriate for the purposes of the opinion expressed herein.

          Based upon the foregoing, I am of the opinion that, when issued in accordance with the provisions of the Plan, the Deferred Compensation Obligations will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles.

          I consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name wherever appearing in the Registration Statement and any amendment thereto.

                                                 Very truly yours,

                                                 /s/ Gordon S. Calder, Jr.

                                                 Gordon S. Calder, Jr.